Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of                     , by and between XENITH BANKSHARES, INC., a Virginia corporation (the “Company”), and                     , a                      (the “Investor”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Investor have entered into a Subscription Agreement, dated as of             , pursuant to which the Company has agreed to issue and sell, and the Investor has agreed to purchase, in a transaction that is exempt from registration under the Securities Act of 1933, as amended (the “Act”),              shares of the Company’s common stock, $1.00 par value per share (“XBKS Common Stock”),

WHEREAS, the Company and the Investor desire to enter into this Agreement in order to provide the Investor with the benefit of certain registration rights under the Act relating to the Investor’s shares of XBKS Common Stock on the terms, and subject to the conditions, set forth herein, and

WHEREAS, capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to them in Article 2 hereof.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.	REGISTRATION RIGHTS

1.1.	Piggyback Registration Rights

1.1.1.	Request

If at any time or times after the date of this Agreement, the Company proposes to file a registration statement covering any of its Equity Securities under the Act (whether to be sold by it or by one or more selling shareholders and including without limitation pursuant to any demand registration or “takedown” using a Shelf Registration Statement), other than an offering registered on Form S-8 or Form S-4, or successor forms relating to employee stock plans and business combinations, the Company shall, not less than ten (10) Business Days prior to the proposed filing date of the registration form, give written notice of the proposed registration to the Investor specifying in reasonable detail the proposed transaction to be covered by the registration statement and, at the written request of the Investor delivered to the Company within twenty (20) days after the giving of such notice, but subject to the terms of Section 1.1.2 below, the Company shall include in such registration (and offering, and in any underwriting of such offering, if and to the extent requested by the Investor) such Registrable Securities owned by the Investor as the Investor may request the Company to include in such registration (and offering, if applicable). The Company shall have no obligation to include shares owned by the Investor in a registration statement pursuant to this Section 1.1 unless and until the Investor, if such registration is an underwritten offering, agrees to enter into an underwriting agreement, a custody agreement and power of attorney and any other customary documents required in an underwritten offering all in customary form and containing customary provisions.

1.1.2.	Reduction

If a registration in which the Investor has the right or is otherwise permitted to participate pursuant to this Section 1.1 is an underwritten registration and the managing underwriters advise the Company in writing that in their opinion due to marketing factors the number of shares of XBKS Common Stock requested to be included in such registration exceeds the number which can reasonably be expected to be sold in such offering, the Company shall include in such registration: (i) first, the shares proposed to be sold by the Company; (ii) second, the shares proposed to be sold by any institutional investors exercising demand registration rights with respect to XBKS Common Stock under agreements with the Company entered into prior to the date hereof and, if all such shares cannot be included in such registration due to marketing factors, the amount of shares to be included in such registration by all such institutional investors shall be allotted pro rata among such institutional investors in proportion to the number of Registrable Securities owned by them; (iii) third, the shares proposed to be sold by any holders exercising piggyback registration rights with respect to XBKS Common Stock under agreements with the Company entered into prior to the date hereof and, if all such shares cannot be included in such registration due to marketing factors, the amount of shares to be included in such registration by all such other holders shall be allocated pro rata among such holders in proportion to the number of Registrable Securities owned by them; and (iv) fourth, the shares proposed to be sold by the Investor under this Agreement and by any other holders exercising registration rights under agreements with the Company entered into on or after the date hereof and, if all such shares cannot be included in such registration due to marketing factors, the amount of shares to be included in such registration by the Investor and all such other holders shall be allocated pro rata among them in proportion to the number of Registrable Securities owned by them.

1.2.	Registration Procedures

Whenever the Investor has requested that any shares be registered pursuant to Section 1.2 hereof, the Company shall, as expeditiously as reasonably possible:

(1) prepare and file with the SEC a registration statement, or prepare and file an appropriate post-effective amendment or supplement to an existing registration statement, with respect to such shares and use its best efforts to cause such registration statement, post-effective amendment or supplement to become effective as soon as reasonably practicable thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall, to the extent practicable, furnish the Investor with copies of all such documents proposed to be filed);

(2) prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one-hundred eighty (180) days (or, in the case of any registration on Form S-3, for a period of not less than three (3) years or until such time as there are no Registrable Securities covered by the registration statement; provided that the Company shall only be required to keep such registration statement effective for such extended period of time to the extent it is eligible to use Form S-3), or until such earlier time as the Investor has completed the distribution described in such registration statement, whichever occurs first;

(3) furnish to the Investor such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as the Investor may reasonably request;

(4) use its reasonable best efforts to register or qualify such shares under such other securities or blue sky laws of such jurisdictions as the Investor reasonably requests (and to maintain such registrations and qualifications effective for the applicable period of time set forth in subsection (2) of this Section 1.2), and to do any and all other acts and things which may be necessary or advisable to enable such Investor to consummate the disposition in such jurisdictions of such shares (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this subsection (4), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction);

(5) notify the Investor, at any time when a prospectus relating thereto is required to be delivered under the Act within the period that the Company is required to keep the registration statement effective, of the happening of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading in light of the circumstances then existing, and the Company shall use its reasonable best efforts to prepare, file and furnish to the Investor a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances then existing;

(6) cause all such shares to be listed on securities exchanges (or national quotation systems), if any, on which similar securities issued by the Company are then listed (or if not then listed, on such exchanges (or national quotation systems) as are requested by the holders of a majority of the Registrable Securities being included in such registration);

(7) provide a transfer agent and registrar and a CUSIP number for all such shares not later than the effective date of such registration statement;

(8) enter into such customary agreements and, subject to the terms hereof, take all such other customary actions as the Investor reasonably requests (and subject to its reasonable approval) in order to expedite or facilitate the disposition of such shares; and

(9) subject to the execution of a customary confidentiality agreement, make available for inspection by the Investor, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by the Investor or by any such underwriter, all financial and other records, pertinent corporate documents, and properties (other than confidential intellectual property) of the Company.

1.3	Holdback Agreements

1.3.1	Company Suspension

Notwithstanding anything in this Agreement to the contrary, if, after any registration statement to which the rights hereunder apply becomes effective (and prior to completion of any sales thereunder), the Company’s board of directors determines in good faith that the failure of the Company to (a) suspend sales of stock under the registration statement or (b) amend or supplement the registration statement, would be seriously detrimental to the Company (and the chief executive officer of the Company provides a signed certificate to that effect to the holders requesting such registration) because it would (i) necessitate the untimely disclosure of a proposed transaction or (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, the Company shall so notify each holder participating in such registration and each holder, including the Investor, shall suspend any further sales under such registration statement until the Company advises such holders that the registration statement has been amended or that conditions no longer exist which would require such suspension, provided that (x) the Company may impose any such suspension for no more than ninety (90) days (inclusive of any days for which a registration request has been delayed pursuant to this Section 1.3.1 during the past twelve months) and no more than once during any twelve month period and (y) the Company shall use its best efforts to amend the registration statement or otherwise take action to permit sales thereunder as soon as practicable.

1.3.2	Lockup Agreements

In the event that the Company effects a registration of any securities under the Act in an underwritten public offering, the Investor agrees not to effect any sale, including any sale pursuant to Rule 144 under the Act, of any Equity Securities (except as part of such offering) during the 90-day period commencing with the effective date of the registration statement for such public offering, provided that all holders of five percent (5%) or more of the Company’s outstanding Equity Securities and all officers and directors of the Company, to the extent that they hold Equity Securities, enter into similar agreements providing for similar restrictions on sales; provided, however, that the agreement set forth in this Section 1.3.2 shall terminate and be of no further force or effect with respect to the Investor if any holder of five percent (5%) or more of the Company’s outstanding Equity Securities, any officer or director of the Company that has executed a similar agreement or the Investor shall have received a waiver relieving it of its obligations hereunder or under any such similar agreement. The Company may impose stop-transfer instructions to enforce the provisions of this Section 1.3.2.

1.4	Registration Expenses

1.4.1	Investor Expenses

If, pursuant to Section 1.1 hereof, Registrable Securities are included in a registration statement, then the Investor shall pay all transfer taxes, if any, relating to the sale of its shares, and any underwriting discounts or commissions or the equivalent thereof applicable to the sale of its shares (collectively, “Seller Expenses”).

1.4.2.	Company Expenses

Except for Seller Expenses, the Company shall pay all expenses (“Registration Expenses”) incident to the registration of shares by the Company and any holders pursuant to Section 1.1 and to the Company’s performance of or compliance with this Agreement in connection therewith, including, without limitation, all registration and filing fees, fees and expenses of compliance with state securities or blue sky laws, printing expenses, messenger and delivery expenses, and reasonable fees and expenses of counsel for the Company and a single counsel for all holders selling shares and all independent certified public accountants and other persons retained by the Company in connection therewith.

1.4.2.	Indemnity and Contribution

In the event that any shares owned by the Investor are proposed to be offered by means of a registration statement pursuant to Section 1.1 hereof, to the extent permitted by law, the Company agrees to indemnify and hold harmless the Investor, any underwriter participating in such offering, each officer, partner, manager and director of the Investor or underwriter, each other Person, if any, who Controls or may Control the Investor or underwriter and any representative of the Investor serving on the board of directors of the Company (the Investor or underwriter, its officers, partners, managers and directors and such other Persons being hereinafter referred to individually as an “Investor Indemnified Person” and collectively as “Investor Indemnified Persons”) from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys’ fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Investor Indemnified Person, directly or indirectly (hereinafter referred to in this Section 1.4.2 in the singular as a “claim” and in the plural as “claims”), based upon, arising out of or resulting from any untrue statement (or alleged untrue statement) of a material fact contained in a registration statement, prospectus, offering circular, free writing prospectus or other document to which such registration relates or any omission (or alleged omission) to state therein a material fact necessary to make the statements made therein not misleading in light of the circumstances in which such statements are made, except insofar as such claim is based upon, arises out of or results from information furnished to the Company in writing by such Investor Indemnified Person specifically for use in the registration statement, prospectus, offering circular, free writing prospectus or other document to which such registration relates.

The Investor shall, if securities held by it are included among the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, and each Person who Controls the Company (the Company, its directors, officers and each Person who Controls the Company being hereinafter referred to individually as a “Company Indemnified Person” and collectively as “Company Indemnified Persons”), and any underwriter participating in such offering and any other holders who have included Registrable Securities in such registration and each officer, partner, manager and director of such underwriter or holder and each other Person, if any, who Controls such underwriter or holder against all claims based on, arising out of, or resulting from any untrue statement (or alleged untrue statement) of a material fact contained in a registration statement, prospectus, offering circular, free writing prospectus or other document to which such registration relates or any omission (or alleged omission) to state therein a material fact necessary to make the statements made therein not misleading in light of the circumstances in which such statements are made, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, free writing prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such Investor specifically for use therein; provided, however, that the obligations of the Investor hereunder shall be limited to an amount equal to the net proceeds to the Investor of securities sold in such offering as contemplated herein, except in the case of fraud or willful misconduct by the Investor or any Person who Controls the Investor.

The indemnification provisions set forth herein shall be in addition to any liability that the Company or the Investor may otherwise have to the Investor Indemnified Persons, the Company Indemnified Persons or the other Persons entitled to indemnification hereunder. The Company Indemnified Persons, the Investor Indemnified Persons and the other Persons entitled to indemnification hereunder are hereinafter referred to as “Indemnified Persons.” Promptly after receiving notice of any claim in respect of which an Indemnified Person may seek indemnification under this Section 1.4.2, such Indemnified Person shall submit written notice thereof to either the Company or the Investor, as the case may be (sometimes being hereinafter referred to as an “Indemnifying Person”). The omission of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have hereunder except to the extent that (a) such liability was caused or increased by such omission, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such omission. In addition, the omission of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the Indemnified Person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, and counsel for the Indemnifying Person shall keep the separate counsel for the Indemnified Person informed of the status of, and shall otherwise consult with such separate counsel with respect to, any such action or proceeding; provided, however, that the Indemnified Person shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Person, if representation of such Indemnified Person by the counsel retained by the Indemnifying Person would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise or settlement (without admitting liability of the Indemnifying Person) thereof on behalf of and for the account of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person, with the reasonable fees and expenses of such counsel to be paid by the Indemnifying Person. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any claim if such settlement is effected without the consent of such Indemnifying Person (such consent not to be unreasonably withheld).

If the indemnification provided for in this Section 1.4.2 is held by a court of competent jurisdiction to be unavailable to an Indemnified Person, then the Indemnifying Person, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of any claims in such proportion as is appropriate to reflect the relative fault of the Indemnified Person on the one hand and the Indemnifying Person on the other in connection with the statements or omissions (or alleged statements or omissions) that resulted in such claims as well as any other relevant equitable considerations. The relative fault of the Indemnified Person and the Indemnifying Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Person or by the Indemnified Person and the parties’ relative intent, knowledge and access to information and opportunity to correct or prevent such statement or omission (or alleged statement or omission). In no event will the liability of the Investor for contribution exceed the net proceeds received by the Investor in any sale of securities to which such liability relates except in the case of fraud or willful misconduct by the Investor or any Person who Controls the Investor.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

1.5	Information from Investor

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1.5 with respect to the Registrable Securities of the selling Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably requested by the Company to effect the registration of the Investor’s Registrable Securities.

1.6	Rule 144 Requirements

After the date hereof, the Company shall use its reasonable best efforts to make publicly available, and available to the Investor, such information as is necessary to enable the Investor to make sales of Registrable Securities pursuant to Rule 144 of the Act. The Company shall furnish to the Investor, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144.

2.	DEFINITIONS

The capitalized terms contained in this Agreement shall have the following meanings unless otherwise specifically defined:

“Business Day” means Monday through Friday and shall exclude any federal or bank holidays observed in New York city.

“Control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee or executor, by contract or otherwise.

“Equity Securities” means XBKS Common Stock and any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, XBKS Common Stock, any stock or security convertible into or exchangeable for XBKS Common Stock or any other stock, security or interest in the Company whether or not convertible into or exchangeable for XBKS Common Stock.

“Person” means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

“Registrable Securities” means (i) any shares of the common stock of Xenith Corporation (“Xenith Common Stock”) acquired by any holder in connection with the private placement by Xenith Corporation completed on June 26, 2009, (ii) any additional shares of Xenith Common Stock or XBKS Common Stock acquired by any holder after June 26, 2009 (other than shares acquired upon exercise of employee stock options or similar employee awards but including any shares of Xenith Common Stock or XBKS Common stock issued upon exercise of any other convertible securities such as warrants), (iii) any equity securities of First Bankshares, Inc. (“FBS”) issued to such holders in connection with the merger of Xenith Corporation into FBS completed on December 22, 2009, (iv) the shares of XBKS Common Stock acquired by the Investor in connection with the private placement completed on the date hereof, (v) any other shares of XBKS Common Stock as to which the Company may have granted registration rights under other agreements entered into on or after the date hereof, and (vi) any equity securities of the Company issued as a distribution with respect to or in exchange for or in replacement of any of the securities referred to in clauses (i) through (v) above; provided, however, that Registrable Securities shall not include any securities that have been previously sold pursuant to a registration statement filed under the Act or under Rule 144 promulgated under the Act, or which have otherwise been transferred in a transaction in which the transferor’s rights under this Agreement are not assigned, or, shares that are eligible for sale by any holder pursuant to Rule 144(k) under the Act.

“SEC” means the United States Securities and Exchange Commission.

“Shelf Registration Statement” means a registration statement prepared on Form S-3 or Form F-3 (or a successor form or substantially similar form then in effect) or another appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Act (or any successor provision).

3.	MISCELLANEOUS

3.1.	Entire Agreement; Amendment

This Agreement constitutes the entire agreement among the parties hereto with respect to the matters provided for herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein between or among such parties. This Agreement may not be amended or modified in any respect without the prior written consent of the Company and the Investor.

3.2.	Waiver

No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any such right, power or privilege. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege.

3.3.	Termination

This Agreement shall forthwith become wholly void and of no effect as to the Investor (including any permitted assignee of the Investor), at such time as such Person no longer owns any securities constituting Registrable Securities.

3.4.	Assignment

No rights or obligations of the Investor under this Agreement may be transferred to any Person, including without limitation to any transferee of any of shares of XBKS Common Stock or other Registrable Securities, without the Company’s prior written consent, which may be withheld in its sole discretion; provided, however, that the Investor may transfer to an affiliate of the Investor who is also a transferee or assignee of the Investor’s Registrable Securities its rights and obligations under this Agreement with respect to such transferred or assigned Registrable Securities.

3.5.	Governing Law

This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (excluding the choice of law rules thereof).

3.6.	Notices

All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, faxed, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(i)		If to the Company:

Xenith Bankshares, Inc.
One James Center
901 E. Cary Street, Suite 1700
Richmond, Virginia 23219
Facsimile No.: (804) 433-2194
	Attention:	Thomas W. Osgood
Executive Vice President and Chief Financial Officer

(ii)		If to the Investor:

[Address]
Facsimile No.:
Attention:

Each party may designate by notice in writing (given in accordance with the terms hereof) a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent or mailed, in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or a facsimile confirmation being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

3.7.	Execution in Counterparts

To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement, It shall not be necessary in making proof of this Agreement to produce or account for more than one of the counterparts of this Agreement containing the respective signatures of or on behalf of, all of the parties hereto.

[Signatures Appear on Following Page]

XENITH BANKSHARES, INC.

By:
Thomas W. Osgood
Executive Vice President and Chief Financial Officer

[Name of Investor]

By:
Name:
Title: